                                                                     EXHIBIT 2.h




                                6,000,000 TrENDS

                               PEAK TrENDS TRUST

                       Trust Enhanced Dividend Securities

                                     Form
                                      of

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                            May __, 1998



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BANCAMERICA ROBERTSON STEPHENS
  c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
     277 Park Avenue
     New York, New York  10172

Dear Sirs:

          Peak TrENDS Trust, a Delaware business trust (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust"), on the date hereof, proposes to issue and sell an aggregate of 6,000,000 (the "Firm Securities") of its Trust Enhanced Dividend Securities (the "TrENDS") to you (the "Underwriters"). The Trust also proposes to sell to the Underwriters not more than 900,000 additional Trust Enhanced Dividend Securities (the "Additional Securities") if requested by the Underwriters as provided in
Section 2 hereof. The Firm Securities and the Additional Securities are herein collectively called the Securities.

          Each TrENDS will be exchangeable for a specified number of ordinary shares, par value US$.01 per share (the "Common Stock"), of Peak International Limited, a company organized under the laws of Bermuda (the "Company"), or for cash pursuant to the Cash Settlement Alternative (as such term is defined in the Trust Prospectus (as defined below)), upon conclusion of the term of the Trust on ________, 2001 (the "Exchange Date") to be delivered pursuant to the forward purchase contract (the "Contract"), dated May __, 1998, between the Trust and
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                                                                               2



Luckygold 18A Limited, a company incorporated in the British Virgin Islands and the legal and beneficial owner of a majority of the issued Common Stock ("Luckygold"). All of the issued and outstanding share capital of Luckygold is owned by Mr. T.L. Li ("Mr. Li"). Mr. Li and Luckygold each shall be jointly and severally responsible for the obligations of the other hereunder. The Trust has entered into the Contract with Luckygold pursuant to which Luckygold has agreed to deliver to the Trust on the Exchange Date a number of shares of Common Stock equal to the product of the Exchange Rate (as such term is defined in the Trust Prospectus) times the initial number of shares of Common Stock subject to such Contract. Luckygold's obligation under the Contract will be secured by a pledge of collateral pursuant to the terms of a collateral agreement, dated as of May __, 1998 (the "Collateral Agreement"), among Luckygold, the Trust and The Bank of New York ("BONY"), as collateral agent (in such capacity, the "Collateral
Agent").   In addition, pursuant to a personal guaranty dated as of May __, 1998
(the "Guaranty"), Mr. Li will guarantee the delivery of shares of Common Stock or the cash equivalent of such shares subject to the Contract on the Exchange Date and the maintenance of collateral pursuant to the Collateral Agreement.

          1.   Registration Statements and Prospectuses.
               ----------------------------------------

          1.1 The Trust has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Act") a notification on Form N-8A (the "Notification") of registration of the Trust as an investment company and a registration statement on Form N-2 (File No. 333-49535 and File No. 811-08735), including a prospectus, relating to the Securities. The registration statement as amended at the time when it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and 497(h) under the Act, is hereinafter referred to as the "Trust Registration Statement;" and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Trust Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional Securities (a "Rule 462(b) Trust Registration Statement"), then, unless otherwise specified, any reference herein to the term "Trust Registration Statement" shall be deemed to include such Rule 462(b) Trust Registration Statement.

          1.2 The Company has prepared and filed with the Commission in accordance with the provisions of the Act, a registration statement on Form F-1 (File No. 333-49533), including a prospectus, relating to the shares of Common Stock to be delivered to holders of the TrENDS pursuant to the Contract on the Exchange Date. The registration statement as amended at the time when it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Company Registration Statement;" and the prospectus in the form first used in connection with the confirmation of sales of Securities is hereinafter referred to as the "Company Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Company Registration Statement"), then, unless otherwise specified, any reference herein to the term "Company Registration Statement" shall be deemed to include such Rule 462(b) Company Registration Statement.

          The Trust Registration Statement and the Company Registration Statement are hereinafter collectively referred to as the "Registration Statements," and the Trust Prospectus and the Company Prospectus are hereinafter collectively referred to as the "Prospectuses."

          2.  Agreements to Sell and Purchase; Lock-up Agreements; QIU. On the
              --------------------------------------------------------
basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Trust agrees to sell 6,000,000 Firm Securities and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a price per TrENDS of US$____ (the "Purchase Price"), the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Trust agrees to sell up to 900,000 Additional Securities and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 900,000 Additional Securities from the Trust at the Purchase Price. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. The Underwriters may exercise their right to purchase Additional Securities in whole or in part from time to time by giving written notice thereof to the Trust within 30 days after the date of this Agreement. Such notice shall specify the aggregate number of Additional Securities to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Trust the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Securities to be purchased from the Trust as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Securities.

          The Company, Luckygold and Mr. Li hereby agree, severally and not jointly, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectuses without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may grant stock options pursuant to the Peak International Limited 1997 Share Option Plan, the Peak International Limited Share Option Plan and the Peak International Limited Employee Stock Purchase Plan (and may issue shares of Common Stock upon the exercise thereof, which shares will be subject to the restrictions contained in the foregoing sentence).

          As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust as specified in the Contract, Luckygold, on the Closing Date and any Option Closing Date will pay to Donaldson, Lufkin & Jenrette Securities Corporation, for the accounts of the several Underwriters, an amount equal to $___ per Security for the Securities to be delivered on such date. Alternatively, as a matter of convenience, Donaldson, Lufkin & Jenrette Securities Corporation may deduct such amount from the purchase price of the Securities and, in such event, Luckygold shall be deemed to have paid the same.

          The Trust hereby confirms its engagement of BancAmerica Robertson Stephens ("RS") as, and RS hereby confirms its agreement with the Trust to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities. RS, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, the Trust agrees to pay the QIU $___ on the Closing Date. The price at which the Securities will be sold to the public shall not be higher than the maximum price recommended by the QIU.

          3.  Terms of Public Offering.  The Trust is advised by you that the
              ------------------------
Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the effective date of the Registration Statements as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Trust Prospectus.

          4.  Delivery and Payment.  Delivery to the Underwriters of and payment
              --------------------
for the Securities shall be made at 10:00 A.M., New York City time, on the date (the "Closing Date") that is the third business day (unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act")) following the date of the offering, at the offices of counsel to the Underwriters, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Trust.

          Delivery to the Underwriters of and payment for any Additional Securities to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Securities may be varied by agreement between you and the Trust.

          Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Trust for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the order of the Trust.

          5.     Agreements of the Trust.  The Trust agrees with you:
                 -----------------------

          5.1 To use its best efforts to cause the Trust Registration Statement to become effective at the earliest possible time.

          5.2 To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Trust Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Trust Registration Statement or amendments or supplements to the Trust Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Trust Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or of the initiation of any proceeding for such purposes, (iv) if the Trust is required to file a Rule 462(b) Trust Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Trust Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5.5 below which makes any statement of a material fact made in the Trust Registration Statement or the Trust Prospectus untrue or which requires the making of any additions to or changes in the Trust Registration Statement or the Trust Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Trust Registration Statement, the Trust will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          5.3 To furnish to you, without charge, three signed copies of the Trust Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Trust Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          5.4 To prepare the Trust Prospectus, the form and substance of which shall be satisfactory to you, and to file the Trust Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5.5 below, not to file any amendment or supplement to the Trust Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Trust Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Trust Registration Statement or supplement to the Trust Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause the same to become promptly effective.

          5.5 Promptly after the Trust Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of Securities by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Trust Prospectus (and of any amendment or supplement to the Trust Prospectus) as such Underwriter or dealer may reasonably request.

          5.6 If during the period specified in Section 5.5 any event shall occur as a result of which, in the judgment of the Trust or in the opinion of counsel for the Underwriters or the Trust, it becomes necessary to amend or supplement the Trust Prospectus in order to make the statements therein, in the light of the circumstances when the Trust Prospectus is delivered to a purchaser, not misleading, or if, in the judgment of the Trust or in the opinion of counsel for the Underwriters or the Trust, it is necessary to amend or supplement the Trust Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Trust Prospectus so that the statements in the Trust Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Trust Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          5.7 Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

          5.8 To mail and make generally available to its security holders as soon as reasonably practicable, but no later than when it is required by the rules of the Commission, an earnings statement covering a period of at least 12 months after the effective date of the Trust Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          5.9 During the period of three years from the effective date of the Trust Registration Statement, to furnish to the record holders of its Securities such financial and other reports of the Trust as are required to be so furnished by the Act, the Exchange Act, the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "1940 Act").

          5.10 During the period referred to in Section 5.9, to furnish to you as soon as available a copy of each report or other publicly available information of the Trust mailed to the holders of Securities, filed with the Commission or furnished to or filed with any national securities exchange on which the Securities are listed and such other publicly available information concerning the Trust as you may reasonably request.

          5.11 To use its best efforts to cause the Securities to be listed on the American Stock Exchange (or another national securities exchange or automated quotation system) and to maintain the listing of the Securities on such exchange or automated quotation system for the duration of the life of the Trust.

          5.12 To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Trust prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Securities.

          5.13 If the Trust Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Securities, to file a Rule 462(b) Trust Registration Statement with the Commission registering the Securities not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay the Commission the filing fee for such Rule 462(b) Trust Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          5.14 To apply the net proceeds from the sale of the Securities in the manner described under "Use of Proceeds" in the Prospectus.

          6.    Agreements of the Company.  The Company agrees with you:
                -------------------------

          6.1 To use its best efforts to cause the Company Registration Statement to become effective at the earliest possible time.

          6.2 To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Company Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Company Registration Statement or amendments or supplements to the Company Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Company Registration Statement or of the suspension of qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iv) if the Company is required to file a Rule 462(b) Company Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Company Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 6.5 below which makes any statement of a material fact made in the Company Registration Statement or the Company Prospectus untrue or which requires the making of any additions to or changes in the Company Registration Statement or the Company Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Company Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          6.3 To furnish to you, without charge, three signed copies of the Company Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Company Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          6.4 To prepare the Company Prospectus, the form and substance of which shall be satisfactory to you, and to file the Company Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 6.5 below, not to file any amendment or supplement to the Company Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Company Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Company Registration Statement or supplement to the Company Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause the same to become promptly effective.

          6.5 Promptly after the Company Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of Securities by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Company Prospectus (and of any amendment or supplement to the Company Prospectus) as such Underwriter or dealer may reasonably request.

          6.6 If during the period specified in Section 6.5 any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Company Prospectus in order to make the statements therein, in the light of the circumstances when the Company Prospectus is delivered to a purchaser of Securities, not misleading, or if it is necessary to amend or supplement the Company Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Company Prospectus so that the statements in the Company Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Company Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          6.7 Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Common Stock for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and the related distribution of Common Stock and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

          6.8 To mail and make generally available to its stockholders and to holders of the Securities as soon as reasonably practicable, but no later than when it is required by the rules of the Commission, an earnings statement covering a period of at least 12 months after the effective date of the Company Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          6.9 During the period of five years after the date of this Agreement, to furnish to the record holders of Common Stock and to holders of the Securities such financial and other reports of the Company and its subsidiaries as are required to be so furnished by the Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder.

          6.10 During the period referred to in Section 6.9, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock, filed with the Commission or furnished to or filed with any national securities exchange or automated quotation system on which the Common Stock is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          6.11 To use its best efforts to maintain the inclusion of the Common Stock on the Nasdaq National Market (or on a national securities exchange) and to maintain the listing of the Common Stock on the Nasdaq National Market (or on a national securities exchange) for the duration of the life of the Trust.

          6.12 To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Securities.

          6.13 If the Company Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Common Stock, to file a Rule 462(b) Company Registration Statement with the Commission registering the Common Stock not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay the Commission the filing fee for such Rule 462(b) Company Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          7.  Representations and Warranties of the Trust.  The Trust represents
              -------------------------------------------
and warrants to and agrees with each of the Underwriters, the Company, Luckygold and Mr. Li that:

          7.1 (i) Each part of the Trust Registration Statement, as amended or supplemented, if applicable, when such part becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Trust Registration Statement, the Trust Prospectus and the Notification comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the 1940 Act and (iii) the Trust Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 7.1 do not apply to statements or omissions in the Trust Registration Statement, the Trust Prospectus or the Notification based upon information relating to any Underwriter, Luckygold or Mr. Li furnished to the Trust in writing by or on behalf of such Underwriter, Luckygold or Mr. Li through you expressly for use therein.

          7.2 Each preliminary prospectus filed as part of the Trust Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 497 under the Act, and each Trust Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          7.3 The Trust has been duly created and otherwise duly organized, is validly existing as a business trust in good standing under the laws of the State of Delaware, and has the power and authority to carry on its business as it is currently being conducted and as described in the Trust Prospectus, to own, lease and operate its properties and to enter into and perform its obligations under this Agreement, the Contract and the Trust Agreement dated as of _____________, 1998 among the trustees of the Trust (the "Trustees") and Donaldson, Lufkin & Jenrette Securities Corporation, as Sponsor (the "Trust Agreement"). The Trust is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Trust. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Trust has no subsidiaries.

          7.4 The Trust is registered with the Commission as a non-diversified closed-end management investment company under the 1940 Act, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Trust, threatened by the Commission.

No person is serving or acting as an officer or trustee of the Trust, except in accordance with the provisions of the 1940 Act.

          7.5 Each of the Contract, the Collateral Agreement, the Administration Agreement, to be dated as of ________, 1998, between the Trust and BONY, as administrator (the "Administration Agreement"), the Custodian Agreement, to be dated as of _______, 1998, between the Trust and BONY, as custodian (the "Custodian Agreement"), the Paying Agent Agreement, to be dated as of _____, 1998, between the Trust and BONY, as paying agent (the "Paying Agent Agreement"), the Fund Indemnity Agreement, to be dated as of ____, 1998, between the Trust and Donaldson, Lufkin & Jenrette Securities Corporation (the "Fund Indemnity Agreement") and the Fund Expense Agreement, to be dated as of ___________, 1998, between Donaldson, Lufkin & Jenrette Securities Corporation and BONY (the "Fund Expense Agreement") (the Contract, the Collateral Agreement, the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement, the Fund Indemnity Agreement and the Fund Expense Agreement are referred to herein, collectively, as the "Fundamental Agreements") has been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. This Agreement has been duly authorized, executed and delivered by the Trust and is a valid, binding agreement of the Trust enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law.

          7.6 None of (A) the execution and delivery by the Trust of, and the performance by the Trust of its obligations under, this Agreement and each Fundamental Agreement to which it is a party, or (B) the issue and sale by the Trust of the Securities as contemplated by this Agreement contravenes or will contravene any provision of applicable law or the Trust Agreement or any agreement or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, whether foreign or domestic, and no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, whether foreign or domestic, is required for the performance by the Trust of its obligations under this Agreement or any of the Fundamental Agreements (except as such may be required under the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Securities by the Underwriters).

          7.7 The Trust Agreement and the Fundamental Agreements comply with all applicable provisions of the Acts, and all approvals of such documents required under the 1940 Act, by the holders of the Securities of the Trust and the Trustees have been obtained and are in full force and effect.

          7.8 The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and not subject to any preemptive or similar rights. There are no authorized securities of the Trust other than the Securities.

          7.9 The Securities conform as to legal matters to the descriptions thereof contained in the Trust Registration Statement and the Trust Prospectus, and the Trust Agreement and the Fundamental Agreements conform in all material respects to the descriptions thereof contained in the Trust Prospectus.

          7.10 The Fundamental Agreements are in full force and effect. The Trust is not in default in the observance of any obligation, agreement or condition thereunder, under the Trust Agreement at any other agreement or instrument to which it is a party or by which it or any of its properties may be bound and, to the knowledge of the Trust, no event has occurred which with the passage of time or the giving of notice or both would constitute such a default.

          7.11 The Securities have been approved for listing on the American Stock Exchange, subject to notice of issuance. The Trust Registration Statement has become effective; no stop order suspending the effectiveness of the Trust Registration Statement is in effect, and no proceedings for such purpose are pending before or have been threatened by the Commission.

          7.12 Except as otherwise set forth in the Trust Prospectus, there are no legal or governmental proceedings pending to which the Trust is a party or of which its property is the subject, and, to the best of the Trust's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Trust Registration Statement or the Trust Prospectus or to be filed as an exhibit to the Trust Registration Statement is not so described or filed as required.

          7.13 The Trust has all necessary consents, permits, authorizations, approvals, orders (including exemptive orders), licenses, franchises and certificates ("Permits") of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Trust Prospectus, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities; the Trust has fulfilled and performed all of its obligations with respect to such Permits; and to the knowledge of the Trust, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination or could result in any other impairment of the rights of the Trust thereunder.

          7.14 There are no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in the Trust Prospectus, other than as described therein.

          7.15 Deloitte Touche Tohmatsu are independent public accountants with respect to the Trust within the meaning the Act and the rules and regulations promulgated thereunder.

          7.16 The financial statements, together with related schedules and notes forming part of the Trust Registration Statement and the Trust Prospectus (and any amendment or supplement thereto), present fairly the financial position and changes in financial position of the Trust on the basis stated in the Trust Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

          7.17 The Trust has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Common Stock pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Trust has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          7.18 The Trust has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          7.19 Except as disclosed in the Trust Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Form N-2 under the Act, and all material transactions between the Trust, on the one hand, and any trustee or affiliate of the Trust, on the other hand, are on terms at least as favorable to the Trust, as the case may be, as could be obtained with an unaffiliated third party.

          7.20 The Trust has full power and authority to enter into and perform its obligations of indemnification and contribution set forth in Section 10 of this Agreement.

          8.  Representations and Warranties of the Company, Luckygold and Mr.
              ----------------------------------------------------------------
Li.  The Company, Luckygold and Mr. Li, jointly and severally, represent and
--
warrant to each Underwriter and the Trust that:

          8.1 (i) Each part of the Company Registration Statement, as amended or supplemented, if applicable, when such part becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company Registration Statement and the Company Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Company Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 8.1 do not apply to statements or omissions in the Company Registration Statement or the Company Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

          8.2 Each preliminary prospectus filed as part of the Company Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Company Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          8.3 The Company and each of its subsidiaries listed on Annex 1 hereto (the "Material Subsidiaries") has been duly incorporated and otherwise duly organized, is validly existing as a corporation in good standing (if applicable) under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and as described in the Company Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing (if applicable) as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the Company's subsidiaries required to be listed on Exhibit 21.1 to the Company Registration Statement are listed thereon.

          8.4 All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          8.5 All the outstanding shares of capital stock of the Company (including shares of Common Stock to be delivered to holders of TrENDS pursuant to the Contract on the Exchange Date) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

          8.6 The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

          8.7 Neither the Company nor any of its Material Subsidiaries is in violation of its respective memorandum of association or bye-laws (or certificate of incorporation or by-laws or memorandum and articles of association or other organizational documents, if applicable) or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound and which is material to the conduct of the business of the Company and its subsidiaries taken as a whole.

          8.8 The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, is a valid, binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law. [Other than the permission of the Bermuda Monetary Authority for the delivery of Common Stock to holders of TrENDS pursuant to the Contract on the Exchange Date which has been obtained and which is in full force and effect,] the (i) execution, delivery and performance of this Agreement, (ii) compliance by the Company with all the provisions hereof and (iii) consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the memorandum of association or bye-laws (or certificate of incorporation or by-laws or memorandum and articles of association or other organizational documents, if applicable) of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          8.9 Except as otherwise set forth in the Company Prospectus, there are no material legal or governmental proceedings pending to which the

Company or any of its Material Subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Company Registration Statement or the Company Prospectus or to be filed as an exhibit to the Company Registration Statement is not so described or filed as required.

          8.10 Neither the Company nor any of its Material Subsidiaries has violated any law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), including Environmental Laws of the People's Republic of China (the "PRC"), any law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          8.11 The Company and each of its Material Subsidiaries has such Permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business as it is currently conducted and as described in the Company Prospectus; the Company and each of its Material Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or could result in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Company Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of its Material Subsidiaries.

          8.12 In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          8.13 Except as otherwise set forth in the Company Prospectus or such as are not material to the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its Material Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Company Registration Statement as being owned by it. Except as described in the Company Prospectus, all leases to which the Company or any of its Material Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and there are no adverse possession or other claims with respect to any of such leases to which the Company or any of its Material Subsidiaries is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

          8.14 The Company and each of its Material Subsidiaries maintains reasonably adequate insurance with respect to events customarily insured against by companies similar to the Company that are in the Company's industry and operate in the same jurisdictions.

          8.15 BDO Binder are independent public accountants with respect to the Company within the meaning the Act and the rules and regulations promulgated thereunder.

          8.16 Deloitte Touche Tohmatsu are independent public accountants with respect to the Company within the meaning of the Act and the rules and regulations promulgated thereunder.

          8.17 The financial statements, together with related schedules and notes forming part of the Company Registration Statement and the Company Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Company Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Company Registration Statement and the Company Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and, to the extent derived from the financial statements or the books and records of the Company, prepared on a basis consistent with such financial statements and books and records.

          8.18 (i) Since the date of the latest balance sheet included in the Company Registration Statement and the Company Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Company Registration Statement and the Company Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or material increase in the long-term debt of the Company from that set forth in the Company Registration Statement and the Company Prospectus and (iii) the Company and its subsidiaries has no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Company Registration Statement and the Company Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          8.19 The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

          8.20 No holder of any security of the Company has any right to require registration of the shares of Common Stock or any other security of the Company, except for the shares of Common Stock to be registered pursuant to the Company Registration Statement.

          8.21 The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          8.22 There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statements.

          8.23 Except as disclosed in the Company Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Form F-1 under the Act, and all material transactions between the Company or any of its subsidiaries, on the one hand, and any shareholder or affiliate of the Company, on the other hand, are on terms at least as favorable to the Company or such subsidiary, as the case may be, as could be obtained with an unaffiliated third party.

          8.24 Neither the Company nor any of its Material Subsidiaries (i) has experienced any labor disputes or any strikes or work stoppages by its employees, (ii) has any employees who are covered by a collective bargaining agreement or (iii) has any unfair labor practice complaint pending against it or, to the best knowledge of the Company, threatened against it, which has had or could reasonably be expected to have a material adverse impact on the business, financial condition or results of operation of the Company or any of its Material Subsidiaries.

          8.25 The Company and each of its Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          8.26 All material tax returns required to be filed by the Company and each of its Material Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Material Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

          8.27 The shares of Common Stock, including the shares of Common Stock to be delivered to holders of the Securities pursuant to the Contract, are listed on the Nasdaq National Market.

          8.28 Except as described in the Company Prospectus or the Trust Prospectus, no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Underwriters or any of their respective subsidiaries to any political subdivision or taxing authority of Bermuda or Hong Kong in connection with (1) the allotment, issuance and initial sale of the Securities; (2) the initial sale of the Securities to the Underwriters in the manner contemplated herein; or (3) the resale and delivery of Securities by the Underwriters in the manner contemplated in this Agreement or the Prospectuses.

          8.29 The Company is subject to civil and commercial law with respect to its obligations under this Agreement. The execution and delivery by the Company and the performance by the Company of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and neither the Company nor any of its properties enjoys any right of immunity in any jurisdiction from suit, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) in respect of such obligations.

          8.30 The Company has full corporate power and authority to enter into and perform its obligations of indemnification and contribution set forth in
Section 10 of this Agreement, and neither the indemnification nor the contribution provisions of such Section 10 contravene Bermuda public policy or law.

          8.31 The Agreement, dated May 28, 1987, between the Baoan County Shenzhen Foreign Trade Company in association with Henggang Peak General Manufacturing Plant and Hong Kong Peak Technology Limited, as amended and extended on May 24, 1994 and December 12, 1996, and the Agreement, dated October 8, 1995, between Shenzhen Longgang District Henggang Joint Stock Company and Peak Plastic & Metal Products (International) Limited (collectively, the "Processing Agreements"), are valid and binding and enforceable in accordance with their terms. The Company has received all required permits, licenses or other approvals in connection with the Processing Agreements and the operation of its existing and planned production facilities (the "Facilities") in Shenzhen, China as contemplated therein, and no default has occurred or is continuing under either Processing Agreement. The Land Use Rights Granting Contracts, copies of which are incorporated by reference as Exhibits 10.5 and 10.6, respectively, to the Company Registration Statement, relating to the Facilities are valid, binding and enforceable in accordance with their terms, and no default has occurred or is continuing under either of such contracts.

          8.32 The Company has been designated as non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority, whose permission for the transfer of the Common Stock has been obtained and is in full force and effect. The transfer of Common Stock between persons regarded by the Bermuda Monetary Authority as non-resident of Bermuda for exchange control purposes and the sale of the Common Stock after completion of the transactions contemplated by this Agreement and the Fundamental Agreements to or by such persons may be effected without specific consent under the Exchange Control Act 1972 for so long as the Common Stock is listed on the Nasdaq National Market. The transfer of Common Stock to and between any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval of the Bermuda Monetary Authority under the Exchange Control Act of 1972.

          8.33 Under the current laws and regulations of Bermuda, any dividends and other distributions declared and payable on the shares of capital stock of the Company may be paid to the holders of the Common Stock in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and may be so paid without the necessity of obtaining any consent, approval, authorization or other order of or with any court, regulatory body, administrative agency or other governmental body or other authority in Bermuda. No Material Subsidiary of the Company is currently prohibited or otherwise restricted, directly or indirectly, from paying dividends to the Company or to the subsidiary of the Company that is its parent company, from making any other distribution on such Material Subsidiary's capital stock, from repaying to the Company or any other subsidiary of the Company or from transferring any of such Material Subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in the Company Prospectus.

          8.34 The Company has validly and irrevocably submitted to the jurisdiction of any New York State or Federal court sitting in The City of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for service of process, in each case, to the extent set forth in Section 15.3.

          8.35 The Company has timely filed all reports and other documents it is required to file pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

          9.  Additional Representations and Warranties of Luckygold and Mr. Li.
              -----------------------------------------------------------------
Luckygold and Mr. Li, jointly and severally and, solely with respect to Sections
9.5 and 9.6, Mr. Li individually, represents and warrants to each Underwriter and the Trust that:

          9.1 Luckygold is the lawful owner of the Common Stock to be pledged to the Collateral Agent pursuant to the Collateral Agreement and delivered to the Trust pursuant to the Contract and has, and on the Closing Date, the Option Closing Date, if applicable, and the Exchange Date, Luckygold will have, good and valid title to the shares of Common Stock to be pledged and assigned by it under the Collateral Agreement, free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever, other than those provided for under the bye-laws of the Company or created pursuant to the Collateral Agreement; all consents, approvals, authorizations and orders necessary for Luckygold to pledge and assign the shares of Common Stock to be pledged and assigned by Luckygold pursuant to the Collateral Agreement have been obtained; Luckygold has full right, power and authority to pledge and assign the shares of Common Stock to be pledged and assigned by Luckygold pursuant to the Collateral Agreement; and, upon delivery of such shares of Common Stock pursuant to the Contract, good and valid title to such shares of Common Stock, free and clear of all restrictions on transfer, liens, encumbrances, security interests and claims, will [, subject to the provisions of the bye-laws of the Company,] pass to the Trust.

          9.2 Each of Luckygold and Mr. Li has, and on the Closing Date, the Option Closing Date, if applicable, and the Exchange Date, will have, full legal right, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by each of Luckygold and Mr. Li and is a valid and binding agreement of each of Luckygold and Mr. Li enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

          9.3 Each of the Fundamental Agreements to which Luckygold or Mr. Li is a party and the Reimbursement Agreement, to be dated as of ______, 1998, between Luckygold and Donaldson, Lufkin & Jenrette Securities Corporation (the "Reimbursement Agreement") has been duly authorized, executed and delivered by Luckygold and/or Mr. Li, as the case may be, and, assuming due authorization, execution and delivery by the other party thereto, constitutes a valid and legally binding agreement of Luckygold, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

          9.4 Luckygold is prohibited in its [Articles of Association, Memorandum of Association and By-Laws] from engaging in, and has not at any time since its incorporation engaged in, any business other than the ownership of the Common Stock of the Company. The audited financial statements of Luckygold as of ___________, 1998 heretofore provided by Luckygold and Mr. Li to the Underwriters (the "Luckygold Financial Statements") have been prepared in accordance with generally accepted accounting principles and present fairly the financial position, results of operations and changes in financial position of Luckygold at _________, 1998 and for the twelve month period then ended. Luckygold has no liabilities of any nature, whether actual or contingent, except as reflected in the Luckygold Financial Statements or the notes thereto.

          9.5 The Guaranty has been duly executed and delivered by Mr. Li and constitutes a valid and legally binding agreement of Mr. Li, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

          9.6 Mr. Li will not sell any shares of capital stock of Luckygold prior to the conclusion of the term of the Trust on the Exchange Date.

          9.7 Each of Luckygold and Mr. Li has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, each of Luckygold and Mr. Li has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          9.8 The execution, delivery and performance of this Agreement by each of Luckygold and Mr. Li, compliance by each of Luckygold and Mr. Li with all the provisions hereof and the consummation by each of Luckygold and Mr. Li of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of association, memorandum of association or other organizational documents of Luckygold, or any agreement, indenture or other instrument to which Luckygold or Mr. Li is a party or by which Luckygold or Mr. Li or property of Luckygold or Mr. Li is bound, or violate or conflict with any law, administrative regulation or ruling or court decree applicable to Luckygold or Mr. Li or property of Luckygold or Mr. Li.

          9.9  If at any time during the periods described in Section 5.5 and
6.5 hereof, there is any change in the information in the Registration Statements or the Prospectuses, Luckygold or Mr. Li will immediately notify you of such change.

          9.10 Each of Mr. Li and Luckygold has validly and irrevocably submitted to the jurisdiction of any New York State or Federal court sitting in The City of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as his or its authorized agent for service of process, in each case, to the extent set forth in Section 15.

          10.   Indemnification.
                ---------------

          10.1 The Company, Luckygold and Mr. Li, jointly and severally, agree to indemnify and hold harmless each Underwriter, the Trust and each person, if any, who controls any Underwriter or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Company Registration Statement or the Company Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and the Trust for any legal or other expenses reasonably incurred by such Underwriter or the Trust in connection with investigating or defending any such loss, claim, damage, liability or judgment as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity
                           --------  -------
agreement with respect to any preliminary prospectus shall not inure to any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Securities, or any person controlling such Underwriter, if a copy of the Company Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Company Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

          10.2 Luckygold and Mr. Li, jointly and severally, agrees to indemnify and hold harmless each Underwriter and the Trust and each person, if any, who controls any Underwriter or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement or the Trust Prospectus (as amended or supplemented if the Trust shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and the Trust for any legal or other expenses reasonably incurred by such Underwriter or the Trust in connection with investigating or defending any such loss, claim, damage, liability or judgment as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information (i) relating to such Underwriter furnished in writing to the Trust by or on behalf of such Underwriter through you expressly for use therein or
(ii) relating to the Company furnished in writing to the Trust by the Company expressly for use therein.

          10.3 In case any action shall be brought against any Underwriter, the Trust or any person controlling such Underwriter or the Trust, based upon any preliminary prospectus, the Registration Statements or the Prospectuses or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, Luckygold and/or Mr. Li pursuant to Section 10.1 or 10.2, such Underwriter or the Trust, as the case may be, shall promptly notify the Company, Luckygold and/or Mr. Li, as the case may be, in writing and the Company, Luckygold and/or Mr. Li, as the case may be, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and payment of all fees and expenses. Any Underwriter, the Trust or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter, the Trust or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, Luckygold and/or Mr. Li, as the case may be, (ii) the Company, Luckygold and/or Mr. Li, as the case may be, shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter, the Trust or such controlling person and the Company, Luckygold and/or Mr. Li, as the case may be, and such Underwriter, the Trust or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, Luckygold and/or Mr. Li, as the case may be (in which case the Company, Luckygold and/or Mr. Li shall not have the right to assume the defense of such action on behalf of such Underwriter, the Trust or such controlling person, it being understood, however, that the Company, Luckygold and/or Mr. Li, as the case may be, shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters, the Trust and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company, Luckygold and/or Mr. Li shall not be liable for any settlement of any such action effected without the written consent of the Company, Luckygold and/or Mr. Li, as the case may be, but if settled with the written consent of the Company, Luckygold and/or Mr. Li, as the case may be, the Company, Luckygold and/or Mr. Li, as the case may be, agree to indemnify and hold harmless any Underwriter, the Trust and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 30 days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          10.4 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Company Registration Statement, any person controlling the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, the Trust, its trustees and any person controlling the Trust within the meaning of Section 15 of the

Act or Section 20 of the Exchange Act, Luckygold and Mr. Li and each person, if any, controlling Luckygold within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company, Luckygold and/or Mr. Li in Sections 10.1 and 10.2 to each Underwriter and the Trust but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statements, the Prospectuses or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company, the Trust, any of its trustees or any person controlling the Trust, or Luckygold or any person controlling Luckygold based on the Registration Statements, the Prospectuses or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company, Luckygold and/or Mr. Li in
Section 10.3 (except that if the Company, the Trust, Luckygold and/or Mr. Li shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company, the Trust, its trustees and any person controlling the Trust, and Luckygold and/or Mr. Li and any person controlling Luckygold shall have the rights and duties given to the Underwriters and the Trust by Section 10.3 hereof.

          10.5 If the indemnification provided for in this Section 10 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Trust, Luckygold and Mr. Li on one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Trust, Luckygold and Mr. Li on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Trust, Luckygold and Mr. Li on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust, Luckygold and Mr. Li and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Trust, Luckygold and Mr. Li on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Trust, Luckygold and Mr. Li or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, Luckygold, Mr. Li, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section
10.5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10.5 are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

          11.   Indemnification of the QIU.
                --------------------------

          11.1 The Company, Luckygold and Mr. Li, jointly and severally, agree to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such losses, claims, damages, liabilities or judgements) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Company Registration Statement or the Company Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by such QIU in connection with investigating or defending any such loss, claim, damage, liability or judgment as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the QIU furnished in writing to the Company by or on behalf of the QIU through you expressly for use therein.

          11.2 Luckygold and Mr. Li agree to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to such losses, claims, damages, liabilities or judgements) caused by any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement or the Trust Prospectus (as amended or supplemented if the Trust shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by (i) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause
(ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by such QIU in connection with investigating or defending any such loss, claim, damage, liability or judgment as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the QIU furnished in writing to the Trust by or on behalf of the QIU through you expressly for use therein.

          11.3 In case any action shall be brought against the QIU or any person controlling such QIU, based upon any preliminary prospectus, the Registration Statements or the Prospectuses or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, Luckygold and/or Mr. Li pursuant to Section 11.1 or 11.2, the QIU shall promptly notify the Company, Luckygold and/or Mr. Li , as the case may be, in writing and the Company, Luckygold and/or Mr. Li, as the case may be, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and payment of all fees and expenses. The QIU or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such QIU or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, Luckygold and/or Mr. Li, as the case may be, (ii) the Company, Luckygold and/or Mr. Li, as the case may be, shall have failed to assume the defense and employ counsel or
(iii) the named parties to any such action (including any impleaded parties) include both the QIU or such controlling person and the Company, Luckygold and/or Mr. Li, as the case may be, and the QIU or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, Luckygold and/or Mr. Li, as the case may be (in which case the Company, Luckygold and/or Mr. Li shall not have the right to assume the defense of such action on behalf of such Underwriter, the Trust or such controlling person, it being understood, however, that the Company, Luckygold and/or Mr. Li, as the case may be, shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the QIU and controlling persons, which firm shall be designated in writing by the QIU and that all such fees and expenses shall be reimbursed as they are incurred). The Company, Luckygold and/or Mr. Li shall not be liable for any settlement of any such action effected without the written consent of the Company, Luckygold and/or Mr. Li, as the case may be, but if settled with the written consent of the Company, Luckygold and/or Mr. Li, as the case may be, the Company, Luckygold and/or Mr. Li, as the case may be, agree to indemnify and hold harmless the QIU and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 30 days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          11.4 If the indemnification provided for in this Section 11 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Luckygold and Mr. Li on the one hand and the QIU on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Luckygold and Mr. Li on the one hand and the QIU on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, Luckygold and Mr. Li on the one hand and the QIU on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust, Luckygold and Mr. Li, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, Luckygold and Mr. Li on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, Luckygold, Mr. Li or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, Luckygold, Mr. Li and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, the QIU shall not be required to contribute any amount in excess of the amount of the fee it received to serve as QIU set forth in Section 2. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          12.  Conditions of Underwriters' Obligations.  The several obligations
               ---------------------------------------
of the Underwriters are subject to the satisfaction of each of the following conditions:

          12.1 All the representations and warranties of the Trust, the Company, Luckygold and Mr. Li contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          12.2 The Registration Statements shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under

Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          12.3 (i) Since the date of the latest balance sheet included in the Registration Statements and the Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of either the Trust or the Company and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Registration Statements and the Prospectuses, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or material increase in the long-term debt of the Trust or the Company from that set forth in the applicable Registration Statement and Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (iii) neither the Trust nor the Company and its subsidiaries shall have liability or obligation, direct or contingent, which is material to the Trust or the Company and its subsidiaries, taken as a whole, respectively, other than those reflected in the applicable Registration Statement and Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and (iv) on the Closing Date you shall have received (A) a certificate dated the Closing Date, signed by the Managing Trustee of the Trust, confirming, to such person's knowledge, the matters set forth in Section 12.1, Section 12.2 and Section 12.3, to the extent the matters set forth in such Sections apply to the Trust, and (B) a certificate dated the Closing Date, signed by T.L. Li and Jerry Mo in their capacities as the Chairman and Chief Executive Officer and the Chief Financial Officer and Controller, respectively, of the Company, confirming the matters set forth in Section 12.1, Section 12.2 and Section 12.3, to the extent the matters set forth in such Sections apply to the Company.

          12.4 All the representations and warranties of Luckygold and Mr. Li contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from each of Luckygold and Mr. Li.

          12.5 Each Fundamental Agreement and the Reimbursement Agreement shall have been executed and delivered by all parties thereto, and Luckygold shall have delivered to the Collateral Agent the number of shares of Common Stock or substitute collateral required by the Collateral Agreement to be initially pledged thereunder in accordance with the requirements of the Collateral Agreement.

          12.6  The Guaranty shall have been executed and delivered by Mr. Li.

          12.7 You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Trust, to the effect set forth in Exhibit A-1 hereto, (ii) [any foreign counsel to Trust], to the effect set forth in Exhibit A-2 hereto, (iii) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, Luckygold and Mr. Li, to the effect set forth in Exhibit A-3 hereto, (iv) Conyers Dill & Pearman, Bermuda counsel for the Company, Luckygold and Mr. Li, to the effect set forth in Exhibit A-5 hereto, (v) Richards Butler, Hong Kong counsel for the Company, Luckygold and Mr. Li, to the effect set forth in Exhibit A-6 hereto,
(vi) Conyers Dill & Pearman, British Virgin Islands counsel for the Company, Luckygold and Mr. Li, to the effect set forth in Exhibit A-7 hereto, and (vii) Shen Zhen Jin Di Law Office, People's Republic of China counsel for the Company, Luckygold and Mr. Li, to the effect set forth in Exhibit A-8 hereto.

          12.8 You shall have received on the Closing Date an opinion, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Underwriters, as to the matters referred to in paragraphs [__, __ (but only with respect to the statements under the caption "Underwriting") and __ of Exhibit A-1]. In giving such opinion with respect to the matters covered by paragraph [___ of Exhibit A-1], such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statements and Prospectuses and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          12.9 You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from each of BDO Binder and Deloitte Touche Tohmatsu, independent public accountants, with respect to the financial statements and certain financial information contained in the Company Registration Statement and the Company Prospectus and substantially in the form and substance of the letters delivered to you by BDO Binder and Deloitte Touche Tohmatsu, respectively, on the date of this Agreement.

          12.10 You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Deloitte Touche Tohmatsu, independent public accountants, with respect to the financial statements and certain financial information contained in the Trust Registration Statement and the Trust Prospectus and substantially in the form and substance of the letters delivered to you by Deloitte Touche Tohmatsu on the date of this Agreement.

          12.11 The Trust, the Company, Luckygold and Mr. Li shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Trust, the Company, Luckygold or Mr. Li at or prior to the Closing Date.

          12.12 The Trust, the Company, Luckygold and Mr. Li shall have furnished to you such other documents and certificates as you may reasonably request, including documents and certificates relating to the accuracy and completeness of any statement in the Registration Statements or Prospectuses.

                 The several obligations of the Underwriters to purchase any Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Trust, the due authorization and issuance of such Additional Securities and other matters related to the issuance of such Additional Securities.

          13.  Effective Date of Agreement and Termination.  This Agreement
               -------------------------------------------
shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statements has been released by the Commission.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Trust, the Company, Luckygold and Mr. Li if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statements and the Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any change or development involving a prospective change in the condition, financial or otherwise, of the Trust or the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Trust or the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, that, in our judgment is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectuses, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectuses, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or National Market, (iv) the declaration of a banking moratorium by either federal or New York State authorities or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Securities or Additional Securities, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Securities or Additional Securities, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of TrENDS to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Securities set forth opposite its name in Schedule I bears to the total number of Firm Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Securities or Additional Securities, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the
                                            --------
number of Firm Securities or Additional Securities, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Firm Securities or Additional Securities, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities, or Additional Securities, as the case may be, and the aggregate number of Firm Securities or Additional Securities, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of TrENDS to be purchased on such date by all Underwriters and arrangements satisfactory to you and Luckygold for purchase of such TrENDS are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, Luckygold or Mr. Li . In any such case which does not result in termination of this Agreement, either you, Luckygold or Mr. Li shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statements and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          14.  Agreements of Luckygold and Mr. Li.  Luckygold and Mr. Li,
               ----------------------------------
jointly and severally, agree with you, the QIU, the Trust and the Company:

          14.1 To pay or to cause to be paid (a) all taxes, if any, on the transfer and sale of the shares of Common Stock being sold or pledged by Luckygold and Mr. Li and (b) all costs and expenses incident to the performance of the obligations of Luckygold and Mr. Li and the Company under this Agreement, including, but not limited to, the fees and expenses of counsel and consultants for Luckygold and Mr. Li and the Company.

          14.2 To take all reasonable actions in cooperation with the Company, Luckygold, Mr. Li and the Underwriters to cause the Registration Statements to become effective at the earliest possible time, do and perform all things to be done and performed by Luckygold and Mr. Li under this Agreement prior to the Closing Date and satisfy all conditions precedent to the delivery of the Securities pursuant to this Agreement.

          14.3 To reimburse (a) Donaldson, Lufkin & Jenrette Securities Corporation upon request for on-going expenses and indemnification and other expenses of the Trust incurred by Donaldson, Lufkin & Jenrette Securities Corporation pursuant to the Fund Indemnity Agreement or the Fund Expense Agreement, (b) Donaldson, Lufkin & Jenrette Securities Corporation for any other amounts paid by Donaldson, Lufkin & Jenrette Securities Corporation in connection with the offering of the Securities pursuant to the Trust Agreement and (c) the Underwriters upon request all of the fees and expenses of counsel for the Underwriters.

          14.4 Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (a) to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statements (including financial statements and exhibits) and under the 1940 Act of the Trust Registration Statement (including financial statements and exhibits) and the Notification, each preliminary prospectus and all amendments and supplements to any of them prior to or during the periods specified in Section 5.5 and Section 6.5, (ii) the printing and delivery of the Prospectuses and all amendments or supplements to it during the periods specified in Section 5.5 and Section 6.5 but not exceeding nine months after the effective date of the Registration Statements,
(iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities and with respect to the Common Stock (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Securities and the Common Stock for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) the listing of the Securities on the American Stock Exchange, (vi) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering of the Securities and the shares of Common Stock to be delivered to holders of the Securities on the Exchange Date pursuant to the Contract, (vii) the listing of the shares of Common Stock to be delivered to holders of the Securities on the Exchange Date pursuant to the Contract on the Nasdaq National Market, (ix) furnishing such copies of the Registration Statements, the Prospectuses and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom

Securities may be sold, (x) the fees and expenses of the QIU, (xi) the preparation of the Fundamental Agreements and the Reimbursement Agreement, (xii) all costs and expenses incurred in connection with the roadshow relating to the offering contemplated by this Agreement and (xiii) the performance by the Trust, the Company, Luckygold and Mr. Li of their other obligations under this Agreement.

          15.   Judicial Proceedings.
                --------------------

          15.1 Each of the Trust, the Company, Mr. Li and Luckygold irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Securities or the shares of Common Stock to be exchanged for the Securities. To the fullest extent each of the Trust, the Company, Luckygold and Mr. Li may effectively do so under applicable law, each such person irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that such person is not subject to the jurisdiction of any such court, any objection that such person may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          15.2 Each of the Trust, the Company, Luckygold and Mr. Li agrees, to the fullest extent such person may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in
Section 15.1 brought in any such court shall be conclusive and binding upon such person subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction of which such person is or may be subject) by a suit upon such judgment.

          15.3 Each of the Trust, the Company, Luckygold and Mr. Li has irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019, for a period of six years from the date hereof, as its or his authorized agent, upon whom process may be served in any suit, action or proceeding of the nature referred to in Section 15.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent at the address of such person specified in Section 18. The Trust, the Company, Luckygold and Mr. Li each agrees that such service (i) shall be deemed in every respect effective service of process upon it or him in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such person. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

          15.4 Nothing in this Section 15 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the Trust, the Company, Luckygold or Mr. Li in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          16.  Judgment Currency.  If for the purpose of obtaining judgment in
               -----------------
any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures an Underwriter could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company, Luckygold or Mr. Li, as the case may be, in respect of any sum due from the Company, Luckygold or Mr. Li to any Underwriter, the Trust or the QIU shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only if and to the extent that on the first business day following receipt by such Underwriter, the Trust or the QIU of any sum adjudged to be so due in such other currency, such Underwriter, the Trust or the QIU may in accordance with normal banking procedures purchase United States dollars with such other currency as it would have purchased on the business day preceding that on which the final judgment is rendered; if the United States dollars so purchased are less than the sum originally due to such Underwriter, the Trust or the QIU hereunder, each of the Company, Luckygold and Mr. Li (on behalf of itself and the Trust) agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter, the Trust and the QIU, as the case may be, against such loss.

          17.  Payments Free and Clear of Withholding Tax.  All amounts payable
               ------------------------------------------
by the Company, Luckygold and Mr. Li to the Underwriters and the QIU hereunder (including payment of selling concessions and underwriting commissions to, and reimbursement of expenses of, the Underwriters and expenses of the QIU pursuant to this Agreement) shall be made free and clear of, and without deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any tax authority of Bermuda or Hong Kong unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.

          In the event that any such withholding or deduction is so required, the Company, Luckygold and Mr. Li will pay such additional amounts as will result in the receipt by the Underwriters, the Trust and the QIU of such amount as would have been received by the Underwriters, the Trust or the QIU had no such withholding or deduction been required.

          18.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Trust, to Peak TrENDS Trust,
c/o Puglisi & Associates, 850 Library Street, Suite 204, Newark, Delaware 19715, with a copy to Michael Gisser, Skadden, Arps, Slate, Meagher & Flom LLP, 30/F Tower Two, Lippo Centre, 89 Queensway, Central, Hong Kong, (b) if to the Company, to Peak International Limited, Units 3, 4, 5 and 7, 37th Floor, Wharf Cable Tower, 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong, (c) if to Mr. Li, to Mr. T.L. Li c/o Units 3, 4, 5 and 7, 37th Floor, Wharf Cable Tower, 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong, (d) if to Luckygold 18A Limited, to Luckygold 18A Limited, c/o Peak International Limited, Units 3, 4, 5 and 7, 37th Floor, Wharf Cable Tower, 9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong, Attention: Mr. T.L. Li, and (e) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Trust, Luckygold, Mr. Li, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the QIU, the officers or directors of any Underwriter or the QIU or any controlling person of any Underwriter or the QIU, by or on behalf of the Trust, the trustees or any controlling person of the Trust or the Company, Luckygold or Mr. Li or the officers or directors of the Company or Luckygold or any controlling person of the Company or Luckygold, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company, Luckygold or Mr. Li to comply with the terms or to fulfill any of the conditions of this Agreement, the Company, Luckygold and Mr. Li agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Trust, the Company, Luckygold, Mr. Li, the Underwriters, the QIU, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities or shares of Common Stock delivered to holders of Securities pursuant to the Contract merely because of such purchase or delivery.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Trust, the Company, Luckygold, Mr. Li and the several Underwriters.

                                        Very truly yours,

                                        PEAK TrENDS TRUST


                                        By_____________________________
                                          Name:     Donald J. Puglisi
                                          Title:    Managing Trustee


                                        PEAK INTERNATIONAL LIMITED


                                        By_____________________________
                                          Name:
                                          Title:


                                        LUCKYGOLD 18A LIMITED


                                        By_____________________________
                                          Name:
                                          Title:


                                        _______________________________
                                                    T.L. Li

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BANCAMERICA ROBERTSON STEPHENS
Acting severally on behalf of
    themselves and the several
    Underwriters named in
    Schedule I hereto


By DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


   By________________________________
       Name:
       Title:

By BANCAMERICA ROBERTSON STEPHENS


   By________________________________
       Name:
       Title:

BANCAMERICA ROBERTSON STEPHENS
       as Qualified Independent Underwriter


   By________________________________
       Name:
       Title:

                                   SCHEDULE I
                                   ----------


                                                           Number of Firm
Underwriters                                         Securities to be Purchased
------------                                         --------------------------

Donaldson, Lufkin & Jenrette Securities Corporation
BancAmerica Robertson Stephens
                                                            ------------
                                         TOTAL

                                                          Annex 1 to
                                                          -------
                                                          Underwriting Agreement


                      Material Subsidiaries of the Company
                      ------------------------------------


Peak Plastic & Metal Products (International) Limited
AJMS Peak Sdn Bhd
Warden Development Limited
Peak Resources Singapore Pte. Limited
SemiCycle Hong Kong Limited
Peak International, Inc.